Exhibit 99.1

Enova Reports Third Quarter 2017 Financial Results

- Total revenue increased 11.2% year over year to $217.9 million

- Line of credit and installment loan and receivables purchase agreement revenue grew 16.6% year over year to $68.9 million and $98.9 million, respectively

- Total loans outstanding grew 15.6% year over year led by near-prime installment loan portfolio growth of 20.1% to $344.3 million

CHICAGO, Oct. 26, 2017 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company offering consumer and small business loans and financing, today announced financial results for the quarter ended September 30, 2017.

"Our strong third quarter results were driven by healthy demand, particularly from new customers," said David Fisher, Enova's CEO. "Our six growth businesses are performing well, which is a testament to our leading competitive position, focused growth strategy, and strong balance sheet with diversified funding. Our credit quality continues to be good and in line with our expectations, even as other consumer lenders have reported some challenges. Further, we're pleased to finally have greater clarity regarding the CFPB's final small dollar rule, and remain confident in our ability to successfully adapt to these new regulations with minimal financial impact."

Third Quarter 2017 Summary

  Total revenue of $217.9 million in the third quarter of 2017 increased 11.2% from $195.9 million in the third quarter of 2016.
  Gross profit margin was 50.7% in the third quarter of 2017 compared to 51.3% in the third quarter of 2016, driven by growth in the installment loan and receivables purchase agreement segment as well as a higher mix of new customers, which requires higher loan loss provisions.
  Net loss was $3.4 million, or $0.10 per diluted share, in the third quarter of 2017 compared to net income of $7.8 million, or $0.23 per diluted share, in the third quarter of 2016. The net loss included a pre-tax charge of $14.9 million related to the early redemption of senior notes originally due in 2021.
  Third quarter 2017 adjusted EBITDA of $34.2 million, a non-GAAP measure, was flat compared to the third quarter of 2016.
  Third quarter 2017 adjusted earnings per share was $0.25, a non-GAAP measure, compared to $0.28 in the third quarter of 2016.

"We are very pleased with our solid financial performance in the third quarter and the progress we have made strengthening our balance sheet," said Steve Cunningham, CFO of Enova. "This year we have raised $565 million in funding from varied sources at competitive costs, including a $40 million bank-led secured revolving line of credit, $250 million of 7-year senior unsecured notes, and renewal of our $275 million securitization facility."

Enova ended the third quarter of 2017 with unrestricted cash and cash equivalents of $110.1 million. As of September 30, 2017, the company had total debt outstanding of $765.4 million, which included $186.5 million outstanding under Enova's $295 million securitization facilities. During the third quarter, Enova generated $125.2 million of cash flow from operations.

Outlook

For the fourth quarter of 2017, Enova expects total revenue of $220 million to $240 million, GAAP results of $(0.01) diluted loss per share to $0.18 per diluted earnings per share, adjusted EBITDA of $32 million to $42 million, and adjusted earnings per share of $0.14 to $0.33. For the full year 2017, Enova expects total revenue of $820 million to $840 million, GAAP diluted earnings per share of $0.65 to $0.84, adjusted EBITDA of $151 million to $161 million, and adjusted earnings per share of $1.24 to $1.43.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, October 26th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until November 9, 2017, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 1011-3131.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation, and loss on early extinguishment of debt, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	September 30,		December 31,
	2017	2016	2016
Assets
Cash and cash equivalents	$110,054	$45,681	$39,934
Restricted cash and cash equivalents (includes restricted cash of consolidated VIEs of $22,161, $18,119 and $19,468 as of September 30, 2017 and 2016 and December 31, 2016, respectively)	29,866	39,272	26,306
Loans and finance receivables, net (includes loans of consolidated VIEs of $296,478, $191,534 and $234,497 and allowance for losses of $22,115, $15,518 and $17,731 as of September 30, 2017 and 2016 and December 31, 2016, respectively)	637,736	542,865	561,550
Income taxes receivable	9,319	—	—
Other receivables and prepaid expenses	23,796	18,649	19,524
Property and equipment, net	46,557	47,486	47,100
Goodwill	267,015	267,012	267,010
Intangible assets, net	4,593	5,675	5,404
Other assets	10,842	8,439	11,051
Total assets	$1,139,778	$975,079	$977,879
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$78,897	$85,433	$71,671
Income taxes currently payable	—	5,149	282
Deferred tax liabilities, net	20,681	16,233	14,316
Long-term debt (includes long-term debt of consolidated VIEs of $186,533, $136,953 and $165,419 and debt issuance costs of $762, $2,416 and $1,869, as of September 30, 2017 and 2016 and December 31, 2016, respectively)	765,395	635,179	649,911
Total liabilities	864,973	741,994	736,180
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,828,668, 33,260,017 and 33,364,525 shares issued and 33,608,611, 33,214,594 and 33,293,100 outstanding as of September 30, 2017 and 2016 and December 31, 2016, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	26,749	16,338	18,446
Retained earnings	257,812	226,741	235,455
Accumulated other comprehensive loss	(7,017)	(9,692)	(11,578)
Treasury stock, at cost (220,057, 45,423 and 71,425 shares as of September 30, 2017 and 2016 and December 31, 2016, respectively)	(2,739)	(302)	(624)
Total stockholders' equity	274,805	233,085	241,699
Total liabilities and stockholders' equity	$1,139,778	$975,079	$977,879

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$217,878	$195,943	$600,045	$543,131
Cost of Revenue	107,341	95,391	269,087	230,421
Gross Profit	110,537	100,552	330,958	312,710
Expenses
Marketing	27,000	26,722	69,993	73,500
Operations and technology	27,163	20,637	72,512	61,706
General and administrative	25,164	21,307	77,105	76,747
Depreciation and amortization	3,533	3,789	10,396	12,004
Total Expenses	82,860	72,455	230,006	223,957
Income from Operations	27,677	28,097	100,952	88,753
Interest expense, net	(18,292)	(16,117)	(52,526)	(48,058)
Foreign currency transaction gain	65	145	354	2,184
Loss on early extinguishment of debt	(14,927)	—	(14,927)	—
(Loss) Income before Income Taxes	(5,477)	12,125	33,853	42,879
(Benefit from) provision for income taxes	(2,109)	4,288	11,496	16,991
Net (Loss) Income	$(3,368)	$7,837	$22,357	$25,888
Earnings Per Share:
Earnings per common share:
Basic	$(0.10)	$0.24	$0.67	$0.78
Diluted	$(0.10)	$0.23	$0.66	$0.78
Weighted average common shares outstanding:
Basic	33,670	33,211	33,533	33,176
Diluted	33,670	33,558	34,119	33,360

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)
	Nine Months Ended September 30,
	2017	2016
Cash flows provided by operating activities	$311,297	$300,707
Cash flows used in investing activities
Loans and finance receivables	(325,859)	(335,390)
Change in restricted cash	(3,030)	(32,776)
Property and equipment additions	(10,804)	(11,466)
Other investing activities	1,798	72
Total cash flows used in investing activities	(337,895)	(379,560)
Cash flows provided by financing activities	93,101	89,922
Effect of exchange rates on cash	3,617	(7,454)
Net increase in cash and cash equivalents	70,120	3,615
Cash and cash equivalents at beginning of year	39,934	42,066
Cash and cash equivalents at end of period	$110,054	$45,681

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following tables present information on Enova's domestic and international operations for the three and nine months ended September 30, 2017 and 2016.

	Three Months Ended September 30,
	2017	2016	$ Change	% Change
Domestic:
Revenue	$181,584	$165,330	$16,254	9.8%
Cost of revenue	88,419	85,862	2,557	3.0
Gross profit	$93,165	$79,468	$13,697	17.2
Gross profit margin	51.3%	48.1%	3.2%	6.7%
International:
Revenue	$36,294	$30,613	$5,681	18.6%
Cost of revenue	18,922	9,529	9,393	98.6
Gross profit	$17,372	$21,084	$(3,712)	(17.6)
Gross profit margin	47.9%	68.9%	(21.0)%	(30.5)%
Total:
Revenue	$217,878	$195,943	$21,935	11.2%
Cost of revenue	107,341	95,391	11,950	12.5
Gross profit	$110,537	$100,552	$9,985	9.9
Gross profit margin	50.7%	51.3%	(0.6)%	(1.2)%

	Nine Months Ended September 30,
	2017	2016	$ Change	% Change
Domestic:
Revenue	$504,326	$449,100	$55,226	12.3%
Cost of revenue	226,461	204,070	22,391	11.0
Gross profit	$277,865	$245,030	$32,835	13.4
Gross profit margin	55.1%	54.6%	0.5%	0.9%
International:
Revenue	$95,719	$94,031	$1,688	1.8%
Cost of revenue	42,626	26,351	16,275	61.8
Gross profit	$53,093	$67,680	$(14,587)	(21.6)
Gross profit margin	55.5%	72.0%	(16.5)%	(22.9)%
Total:
Revenue	$600,045	$543,131	$56,914	10.5%
Cost of revenue	269,087	230,421	38,666	16.8
Gross profit	$330,958	$312,710	$18,248	5.8
Gross profit margin	55.2%	57.6%	(2.4)%	(4.2)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended September 30, 2017 and 2016.

Three Months Ended September 30,	2017	2016	Change
Cost of revenue	$107,341	$95,391	$11,950
Charge-offs (net of recoveries)	86,513	74,312	12,201
Average combined loans and finance receivables, gross:
Company owned(a)	698,783	606,357	92,426
Guaranteed by Enova(a)(b)	30,415	31,278	(863)
Average combined loans and finance receivables, gross (a)(c)	$729,198	$637,635	$91,563
Ending combined loans and finance receivables, gross:
Company owned	$742,796	$637,612	$105,184
Guaranteed by Enova(b)	28,943	29,700	(757)
Ending combined loans and finance receivables, gross (c)	$771,739	$667,312	$104,427
Ending allowance and liability for losses	$107,077	$96,474	$10,603
Combined originations (d)	$568,208	$581,677	$(13,469)

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	14.7%	15.0%	(0.3)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	11.9%	11.7%	0.2%
Gross profit margin	50.7%	51.3%	(0.6)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	13.9%	14.5%	(0.6)%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO), which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net (Loss) Income	$(3,368)	$7,837	$22,357	$25,888
Adjustments:
Loss on early extinguishment of debt	14,927	—	14,927	—
Intangible asset amortization	269	271	811	867
Stock-based compensation expense	2,996	2,265	8,303	6,414
Foreign currency transaction gain	(65)	(145)	(354)	(2,184)
Cumulative tax effect of adjustments	(6,121)	(902)	(8,044)	(2,020)

Adjusted earnings	$8,638	$9,326	$38,000	$28,965

Diluted (loss) earnings per share	$(0.10)	$0.23	$0.66	$0.78

Adjusted earnings per share	$0.25	$0.28	$1.11	$0.87

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net (Loss) Income	$(3,368)	$7,837	$22,357	$25,888
Depreciation and amortization expenses	3,533	3,789	10,396	12,004
Interest expense, net	18,292	16,117	52,526	48,058
Foreign currency transaction gain	(65)	(145)	(354)	(2,184)
(Benefit from) provision for income taxes	(2,109)	4,288	11,496	16,991
Stock-based compensation expense	2,996	2,265	8,303	6,414
Adjustments:
Loss on early extinguishment of debt	14,927	—	14,927	—

Adjusted EBITDA	$34,206	$34,151	$119,651	$107,171

Adjusted EBITDA margin calculated as follows:
Total Revenue	$217,878	$195,943	$600,045	$543,131
Adjusted EBITDA	34,206	34,151	119,651	107,171
Adjusted EBITDA as a percentage of total revenue	15.7%	17.4%	19.9%	19.7%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA and Adjusted Earnings Per Share For 2017

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure, and Diluted (loss) earnings per share to Adjusted earnings per share, a non-GAAP measure:

	Estimated Results
	Three Months Ended December 31, 2017
	Low	High
	Unaudited
Income from operations	$25,000	$35,000
Depreciation and amortization	4,000	4,000
Stock-based compensation expense	3,000	3,000
Adjusted EBITDA	$32,000	$42,000

	Estimated Results
	Year Ended December 31, 2017
	Low	High
	Unaudited
Income from operations	$126,000	$136,000
Depreciation and amortization	14,000	14,000
Stock-based compensation expense	11,000	11,000
Adjusted EBITDA	$151,000	$161,000

	Estimated Results
	Three Months Ended December 31, 2017
	Low	High
	Unaudited
Diluted (loss) earnings per share	$(0.01)	$0.18
Adjustments (net of tax):
Intangible asset amortization	0.01	0.01
Stock-based compensation expense	0.08	0.08
Loss on early extinguishment of debt	0.15	0.15
Cumulative tax effect of adjustments	(0.09)	(0.09)
Adjusted earnings per share	$0.14	$0.33

	Estimated Results
	Year Ended December 31, 2017
	Low	High
	Unaudited
Diluted earnings per share	$0.65	$0.84
Adjustments (net of tax):
Intangible asset amortization	0.04	0.04
Stock-based compensation expense	0.31	0.31
Foreign currency transaction gain	(0.01)	(0.01)
Loss on early extinguishment of debt	0.59	0.59
Cumulative tax effect of adjustments	(0.34)	(0.34)
Adjusted earnings per share	$1.24	$1.43

CONTACT: Public Relations Contact: Caroline Vasquez, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com or Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com